EXHIBIT 5.1

                MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, PC
                              One Financial Center
                           Boston, Massachusetts 02111



                                                               November __, 2000


Focus Enhancements, Inc.
600 Research Drive
Wilmington, Massachusetts  01887

Ladies and Gentlemen:

We have acted as counsel to Focus Enhancements, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed on October 30, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to 5,953,597 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") in connection with the merger of Videonics, Inc., a California corporation ("Videonics") with and into PC Video Conversion, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("PC Video Conversion") pursuant to the terms of an Agreement and Plan of Merger, dated as of August 30, 2000 (the "Merger Agreement"), by and between the Company, Videonics and PC Video Conversion.

This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Merger Agreement, (iii) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters; and (v) a specimen certificate evidencing the Company Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that the certificates evidencing the Shares will conform to the specimen examined by us.

Our opinions below are limited to the federal law of the United States of America and with respect to the state laws of the Commonwealth of Massachusetts and the Delaware General Corporation Law statute, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any other laws


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govern any of the  matters as to which we  express  an  opinion  below,  we have assumed for the purposes of this opinion, with your permission, and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in the foregoing sources of law or subsequent developments in the law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. Without limiting the generality of the preceding sentence, please note that no opinion is expressed herein with respect to the qualification of the Shares under the securities or Blue Sky laws of any state or foreign jurisdiction or as to any state or federal securities antifraud laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when delivered in exchange for shares of Videonics common stock pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,


                           MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, PC